EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT OF
GROBSTEIN, HORWATH & COMPANY LLP

We hereby consent to the incorporation by reference in this Form 10-K/A of our report dated February 4, 2005 with respect to the consolidated balance sheets of New Dragon Asia Corp. and Subsidiaries as of December 25, 2004 and 2003 and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years ended December 25, 2004, 2003 and 2002.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
October 18, 2005